Exhibit 10.10

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE is made this 13th day of November 2008, by and between 2121 SECOND STREET INVESTORS, LLC (as “Landlord”) and MARRONE ORGANIC INNOVATIONS, INC., a Delaware Corporation (as “Tenant”) having an office at 2121 Second Street, Suite B-107, Davis, California.

Witnesseth:

Davis Commerce Center, LLC (Landlord’s predecessor in interest) and Marrone Organic Innovations, Inc., having entered into a lease (the “Lease”) dated August 3, 2007 for suites B-106 & B-107 as amended by the First Amendment to Lease to include suite B-104 in the Project known as Davis Commerce Park, Davis, California; and

WHEREAS, LANDLORD and TENANT are desirous of amending said Lease in the manner as set forth below, hereby agree as follows:

AMENDMENT

PREMISES:

The parties hereto agree to increase the size of the demised premises by 2,592 rentable square feet in the suite known as B-108 as shown on the attached Exhibit “A”. Effective March 1, 2009 Tenant shall occupy a total of 10,958 rentable square feet.

TERM:

The Lease term for suite B-108 shall be seventy-one (71) months beginning March 1, 2009 and will terminate on February 10, 2015.

BASE MONTHLY RENT:

Beginning March 1, 2009 Tenant shall pay to Landlord during the remaining Lease Term for suite B-108 monthly rent as follows:

March 1, 2009 – February 28, 2010     $1.40 per sq. ft. NNN

March 1, 2010 – February 28, 2011     $1.45 per sq. ft. NNN

March 1, 2011 – February 28, 2012     $1.50 per sq. ft. NNN

March 1, 2012 – February 28, 2013     $1.55 per sq. ft. NNN

March 1, 2013 – February 28, 2014     $1.60 per sq. ft. NNN

March 1, 2014 – February 10, 2015     $1.65 per sq. ft. NNN

TENANT IMPROVEMENTS:

Landlord shall provide a tenant improvement allowance equal to $25,920.00 to be paid to a tenant improvement contractor selected by Tenant. Any improvement allowance not used by improvements to suite B-108 shall be available to offset costs of improvements underway in B-104.

SECURITY DEPOSIT:

Additional security deposit shall not be required.

LANDLORD:		TENANT:

2121 SECOND STREET INVESTORS, LLC		MARRONE ORGANIC INNOVATIONS, INC., a Delaware Corporation

By:	/s/ Dan Fivey	By:	/s/ Julie I. Morris
	Dan Fivey		Julie I. Morris
Its:	Managing Partner	Its:	Chief Financial Officer